Exhibit 32.1

Section 1350 Certification of Chief Executive Officer and principal financial and accounting officer

In  connection  with  the  Quarterly  Report  of  INTREorg  Systems,  Inc.  (the "Company")  on Form 10-Q/A for the period  ended  June 30, 2010 as filed with the Securities and Exchange  Commission (the "Report") I, Russell K. Boyd, Chief Executive Officer and principal financial and accounting officer of the Company ,  certify,  pursuant to 18 USC section  1350,  as adopted pursuant to section 906 of the  Sarbanes-Oxley  Act of 2002, that to the best of my knowledge and belief:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The  information  contained in the Report fairly  presents,  in all material  respects,  the  financial  condition  and results of operations of the
Company.

Dated: December 24, 2010

/s/ Russell K. Boyd
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Russell K. Boyd,
Chief Executive Officer, principal executive officer, principal financial and accounting officer)

This  certification  accompanies  the  Report  pursuant  to  Section  906 of the Sarbanes-Oxley  Act of 2002 and shall not,  except to the extent required by the Sarbanes-Oxley  Act of 2002,  be deemed  filed by the  Company  for  purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the company and will be retained by the company and furnished to the Securities and Exchange Commission or its staff upon request.